                                                                   EXHIBIT 10.34

                               UTi WORLDWIDE INC.

                              AMENDED AND RESTATED
                2004 NON-EMPLOYEE DIRECTORS SHARE INCENTIVE PLAN

                   DEFERRAL AND DISTRIBUTION ELECTION FORM FOR
                  RESTRICTED SHARE UNITS AND RESTRICTED SHARES

                   (FOR USE WITH INITIAL AWARDS AND AUTOMATIC
                    AWARDS PURSUANT TO SECTION 5 OF THE PLAN)

     Attached is the form you may use if you wish to defer the receipt of all or a percentage of the Shares that would otherwise be issued to you upon the vesting of any award you receive pursuant to Section 5 of the Amended and Restated 2004 Non-Employee Directors Share Incentive Plan (the "Plan"). You must submit a copy of this Deferral and Distribution Election Form executed by you to the Company as provided for in the form. An election to defer receipt of your Shares may not be revoked.

     You are advised to consult with your individual tax advisor with respect to the tax consequences related to an award under the Plan and any elections you may make to defer the receipt of Shares.

                               UTi WORLDWIDE INC.

                              AMENDED AND RESTATED
                2004 NON-EMPLOYEE DIRECTORS SHARE INCENTIVE PLAN

                                   ----------

                   DEFERRAL AND DISTRIBUTION ELECTION FORM FOR
                  RESTRICTED SHARE UNITS AND RESTRICTED SHARES

                   (FOR USE WITH INITIAL AWARDS AND AUTOMATIC
                    AWARDS PURSUANT TO SECTION 5 OF THE PLAN)

                                   ----------

     AGREEMENT, made this __ day of ________, 20__, by and between me, as a participant in the UTi Worldwide Inc. Amended and Restated 2004 Non-Employee Directors Share Incentive Plan (the "Plan"), and UTi Worldwide Inc. (the "Company"). We agree that any term that begins herein with initial capital letters shall have the special meaning defined in the Plan unless the context clearly requires otherwise.

     1. DEFERRAL ELECTION. I hereby IRREVOCABLY ELECT to defer the receipt of _____% of the Shares (the "Deferral Election") that would otherwise be issued to me at any time and from time to time pursuant to the Restricted Share Unit (or Restricted Shares) Award Agreements (the "Award Agreements") designated below. I recognize and agree that the Company will establish an Account for me under the Plan, and will credit that Account pursuant to Section 7 of the Plan with Deferred Share Units, on a one-to-one basis with the Restricted Share Units (or Restricted Shares) awarded to me in the Award Agreements, as my interest in such units (or shares) vests.

     2. AWARD AGREEMENTS SUBJECT TO THE DEFERRAL ELECTION. This Deferral Election shall be effective for Award Agreements that I receive (select one or both of the following as desired):

          [ ] as an Initial Award pursuant to Section 5(c) of the Plan, provided that this Deferral Election is made on or before the Grant Date of such Initial Award.

          [ ] as Automatic Awards pursuant to Section 5(d) of the Plan, the Grant Dates of which will occur in calendar years following the calendar year in which this Deferral Election is effective.

     3. NATURE OF DISTRIBUTION. I recognize that distributions in respect of my Account will be made in the form of (a) one Share for each Deferred Share Unit credited to my Account, and (b) a cash payment with respect to each Share that I receive pursuant to this paragraph 3, in an amount equal to the cash dividends (plus interest at a rate of five percent (5%) per annum) declared and paid on the Company's outstanding Shares between the grant dates of the applicable Award Agreements and the issuance of the Shares to me. Cash shall also be paid in lieu of fractional Shares.

UTi Worldwide Inc.
Amended and Restated 2004 Non-Employee Directors Share Incentive Plan Deferral and Distribution Election Form
Page 2


     4. MANNER OF DISTRIBUTIONS UPON CESSATION OF MY CONTINUOUS SERVICE. I hereby elect to commence receiving distributions from my Account following the date that my membership on the board terminates (such date being the cessation of my "Continuous Service") in the following manner:

          [ ] three (3) substantially equal installment distributions to be made before the last day of each of the three (3) calendar years following the cessation of my Continuous Service.

          [ ] a lump sum distribution of ______ Shares as soon as practicable following the cessation of my Continuous Service and, with respect to the remaining Shares, in ____ substantially equal annual installments (not to exceed 10) on each January 1st following such distribution until such Shares are distributed.

     5. MANNER OF DISTRIBUTIONS UPON A CHANGE IN CONTROL. I hereby elect to commence receiving distributions from my Account in the event of a Change in Control that is a permissible distribution event under Code Section 409A(a)(2)(A)(v) (as certified by the Board) in the following manner:

          [ ] a lump sum distribution to be made as soon as administratively practicable after the Change in Control.

          [ ] a lump sum distribution of ______ Shares as soon as practicable following the cessation of my Continuous Service, and, with respect to the remaining Shares, in ____ substantially equal annual installments (not to exceed 10) on each January 1st following such distribution until such Shares are distributed.

     6. FORM OF PAYMENT TO BENEFICIARY. In the event of my death before collecting all of my Account, any remaining portion of my Account shall be distributed to my beneficiary or beneficiaries named below in the following manner--

          [ ] in a single lump sum to be distributed as soon as administratively practicable following my death.

          [ ] in accordance with the payment schedule selected in paragraphs 4 and 5 hereof (with payments made as though I survived to collect all benefits, and as though I terminated service on the date of my death if payments had not already begun).

UTi Worldwide Inc.
Amended and Restated 2004 Non-Employee Directors Share Incentive Plan Deferral and Distribution Election Form
Page 3


     7. DESIGNATION OF BENEFICIARY. In the event of my death before I have collected all of my Account, I hereby direct that my beneficiaries shall be as follows:

     (a) Primary Beneficiary. I hereby designate the person(s) named below to be my primary beneficiary and to receive the balance of any unpaid portion of my Account.

      Name of                                                    Percentage of
Primary Beneficiary   Social Security Number   Mailing Address   Death Benefit
-------------------   ----------------------   ---------------   -------------
                                                                       %
                                                                       %

     (b) Contingent Beneficiary. In the event that a primary beneficiary or beneficiaries named above are not living at the time of my death, I hereby designate the following person(s) to be my contingent beneficiary for purposes of the Plan with respect to any Shares not previously issued to a primary beneficiary pursuant to paragraph 6(a) above:

        Name of                                                     Percentage of
Contingent Beneficiary   Social Security Number   Mailing Address   Death Benefit
----------------------   ----------------------   ---------------   -------------
                                                                          %
                                                                          %

     8. EFFECT OF ELECTIONS. I understand and acknowledge that the election made in paragraphs 1 and 2 hereof shall be irrevocable with respect to compensation subject to such election and shall continue in full force until either the effective date of a superseding written election made by me, or until my role as a director of the Company is terminated, or until the Plan is terminated by appropriate corporate action, whichever shall occur first. My elections in paragraphs 6 and 7 shall be revocable until my death, at which time they become irrevocable.

     9. CHANGING OF ELECTIONS. I recognize that I may, by submitting an effective superseding election, file new elections under paragraphs 4 and 5. Such superseding election shall be effective on the first day of the thirteenth
(13th) month after I make such election only if (i) I make the election at least twelve (12) months prior to the date that the Shares would have been distributed (or begun to be distributed) to me pursuant to my initial election and (ii) the election defers my receipt of Shares for at least five (5) years from the date that the Shares would have been distributed (or begun to be distributed) to me pursuant to my initial election.

     10. CHANGE IN U.S. TAX LAWS. The parties recognize and agree that the Company will take any actions that it considers reasonably necessary or proper to assure that any changes in the U.S. federal tax laws will not accelerate the date of my income taxation to a date before I receive distributions of Shares or cash pursuant to my elections in this Agreement. If such taxation will occur on an accelerated basis and I have not executed such documents, if any, that the Company

UTi Worldwide Inc.
Amended and Restated 2004 Non-Employee Directors Share Incentive Plan Deferral and Distribution Election Form
Page 4


considers reasonably necessary or proper to avoid immediate taxation, then the Company shall distribute Shares and cash to me having a value equal to the income I recognize.

     11. SATISFACTION OF AWARD COMMITMENTS. The parties recognize and agree that the Company will have fully honored and discharged its obligations under this Agreement, the Award Agreement, and the Plan if the Company distributes my Account in accordance with the provisions hereof.

     12. TAXES. By signing this Award, I recognize and agree that I am solely responsible for the satisfaction of any federal, state, or local taxes that may arise with respect to the Award Agreements to which this Deferral Election relates (including any taxes arising under Sections 409A or 4999 of the Code), and that neither the Company nor any of its employees, officers, directors, or service providers has any right or obligation to provide me with tax planning advice, or to structure the terms of the Plan or any payments to me in a manner that mitigates my tax liability. The Company shall not have any obligation to pay, mitigate, or protect me from any such tax liabilities. Nevertheless, if the Company reasonably determines that my receipt of payments or benefits pursuant to Section 7(d) of the Plan upon cessation of my Continuous Service and my election in paragraph 4 hereof would cause me to incur liability for additional tax under Section 409A of the Code, then the Company may in its discretion suspend such payments or benefits until the end of the six-month period following termination of my service with the Company (the "409A Suspension Period"). As soon as reasonably practical after the end of the 409A Suspension Period, the Company shall make a lump sum payment to me, in cash, in an amount equal to any payments and benefits that the Company does not make during the 409A Suspension Period. Thereafter, I shall receive any remaining payments and benefits due pursuant to Section 7(d) of the Plan and my election in paragraphs 4 and 5 hereof in accordance with the terms of such provisions (as if there had not been any suspension beforehand).

                            [signature page follows]

UTi Worldwide Inc.
Amended and Restated 2004 Non-Employee Directors Share Incentive Plan Deferral and Distribution Election Form
Page 5


WITNESSED BY:                           PARTICIPANT


--------------------------------        ----------------------------------------
                                        Name:
                                              ----------------------------------


                                        UTi WORLDWIDE INC.


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